Exhibit 5.1

HUNTON ANDREWS KURTH LLP

September 16, 2026

Board of Directors

J.Jill, Inc.

4 Batterymarch Park

Quincy, MA 02169

To the Addressees:

We have acted as counsel to J.Jill, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation and filing by the Issuer of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the (a) registration and sale from time to time by the Issuer of up to 5,000,000 shares (the “Issuer Shares”) of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”); and (b) registration and sale from time to time by a selling stockholder (the “Selling Stockholder”) of up to 7,338,933 shares of Common Stock (“Selling Stockholder Shares”). The Issuer Shares and Selling Stockholder Shares are collectively referred to herein as the “Shares.”

The Shares may be offered and sold from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto (the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In rendering the opinions expressed below, we have examined originals or reproductions or certified copies of such records of the Issuer, certificates of officers of the Issuer and of public officials and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed below, including, among other things: (a) the Registration Statement, including the Prospectus and the documents incorporated by reference therein; (b) the Written Consent of the Issuer’s Board of Directors, adopted on September 16, 2026; and (c) a certificate issued by the Secretary of the State of Delaware on the date hereof, to the effect that the Issuer is existing under the laws of the State of Delaware and in good standing.

Board of Directors

J.Jill, Inc.

September 16, 2026

In rendering the opinions expressed below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals of such documents; (c) the legal capacity of natural persons; (d) the genuineness of all signatures; and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of the documents by the Issuer).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Issuer, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

Based upon the foregoing and such other information and documents as we have deemed necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.	The Shares have been duly authorized by the Issuer.

2.

When the Issuer Shares have been duly issued by the Issuer and delivered in exchange for the consideration described in, and pursuant to the terms and conditions set forth in the, Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement, the Issuer Shares will be validly issued, fully paid and nonassessable.

3.	The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof, and we express no opinion with respect to any other laws.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Board of Directors

J.Jill, Inc.

September 16, 2026

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion letter is given as of the date hereof, and we expressly disclaim any obligation to advise you of any changes in facts or in law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Sincerely,
/s/ Hunton Andrews Kurth LLP